UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                October 23, 2001
                                (Date of earliest
                                 event reported)



Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
Number                    Principal Executive Offices; and Telephone Number             Identification Number
---------------------     ---------------------------------------------------------     -------------------------
1-16169                   EXELON CORPORATION                                            23-2990190
                          (a Pennsylvania corporation)
                          10 South Dearborn Street - 37th Floor
                          P.O. Box 805379
                          Chicago, Illinois 60680-5379
                          (312) 394-4321

1-1839                    COMMONWEALTH EDISON COMPANY                                   36-0938600
                          (an Illinois corporation)
                          10 South Dearborn Street - 37th Floor
                          P.O. Box 805379
                          Chicago, Illinois 60680-5379
                          (312) 394-4321

1-1401                    PECO ENERGY COMPANY                                           23-0970240
                          (a Pennsylvania corporation)
                          P.O. Box 8699
                          2301 Market Street
                          Philadelphia, Pennsylvania 19101-8699
                          (215) 841-4000


Item 5.  Other Events.

On October 23, 2001, Exelon Corporation issued the following press release.

                                                                   EXELON [LOGO]

--------------------------------------------------------------------------------





News Release

From:      Exelon Corporation                           FOR IMMEDIATE RELEASE
           Corporate Communications                     ---------------------
           P.O. Box 805379                              October 23, 2001
           Chicago, IL  60680-5379

Contact:   Linda Marsicano
           312.394.3099
           Linda Byus, CFA
           312.394.7696
           Eunice Collins
           312.394.8354

        Exelon Reports Third Quarter Earnings of $1.25 Per Diluted Share

Chicago (October 23, 2001) Exelon Corporation today announced reported earnings of $403 million or $1.25 per diluted share for the third quarter of 2001. The reported $1.25 per diluted share exceeds the high end of our recent guidance due to higher estimates for unbilled revenue than were used in developing the guidance. Reported results include three non-recurring items that lowered reported earnings by $0.16 per share. Exelon's reported earnings for the third quarter of 2000 were $232 million or $1.35 per diluted share, which represent the results of PECO Energy and do not reflect the effects of the October 20, 2000 merger with Unicom Corporation. On a pro forma basis assuming the merger of PECO Energy and Unicom Corporation occurred on January 1, 2000, third quarter 2000 earnings were $1.27 per diluted share.

On September 27, Exelon lowered its 2001 earnings guidance to a range of $4.30 to $4.45 per diluted share down from the original $4.50. This guidance, which remains our best judgment, represents reported earnings without adjustment for any one-time items incurred during the year. The forecasted earnings range represents an 11% to 15% increase over pro forma earnings for the year 2000 of $3.86.

The company is in the process of finalizing its budget and earnings models for 2002. Our current outlook for 2002 is a range of $4.45 to $4.85 per diluted share, which reflects the national economic slowdown and wholesale price volatility.

Third Quarter Highlights:

Factors influencing third quarter results are as follows:

o Energy sales by Exelon Generation totaled 54,342 GWhs, a 7% increase over pro forma third quarter 2000 energy sales of 50,733 GWhs. Approximately 64% of third quarter 2001 energy sales were to affiliates.

o Lower energy-market prices adversely affected Exelon Generation's Power Team performance in the third quarter compared with expectations. Wholesale margins realized were lower than originally incorporated in the third quarter earnings outlook.

o    Exelon Generation's nuclear fleet continues to operate above target with:
     o    95.0% nuclear capacity factor for the third quarter
     o    95.1% year-to-date through September 30

o Exelon Generation's fossil operations continue their strong performance with:
     o    98% on time delivery
     o    94.3% dispatch availability

o ComEd continues to improve the reliability and efficiency of its delivery operations in a summer in which two new all-time peaks were set. On August 9, ComEd set a new all-time peak load of 21,574 MW.

Non-recurring Items: Third quarter 2001 reported earnings of $1.25 per diluted share include the effects of the following non-recurring charges:

o Employee severance costs of $31 million ($0.06 per share) related to approximately 500 additional positions identified to be eliminated as a result of the 2000 merger of PECO Energy and Unicom.

o A $36 million ($0.07 per share) writedown of its investment in Corvis, a telecommunications equipment manufacturer.

o A $14 million ($0.03 per share) increase in reserves in conjunction with a tentative settlement of litigation involving PECO Energy's decision not to proceed with the proposed purchase of a minority interest in the River Bend generating facility. The settlement should be finalized shortly.

Exelon's Co-CEO and Chairman, Corbin A. McNeill Jr., said that, "Demand and prices did not materialize to the extent we planned this summer, and we learned a good deal about how to prepare for next year. The market decline was especially frustrating given the very strong operating performance in Generation. Since the end of June, Exelon Nuclear completed another power uprate project, two refuelings, and remained on track towards its all-in cost goal of 2 cents/kWh. In early August, during the one summer heat wave, every one of our fossil plants ran flat out and was available for dispatch over 94% of the time."

John W. Rowe, Co-CEO and President, said, "In the first real test of the infrastructure improvements we've been making for the past two years, the ComEd distribution system performed superbly. The turn-around in performance is clear, real and we intend to make it permanent. In the long run, it's our ability to generate low-cost power and deliver it reliably that will be the basis for Exelon's ability to deliver shareholder value."

CORPORATE ISSUES
Third quarter earnings reflect goodwill amortization of $37 million or $0.12 per share. Goodwill amortization is expected to total $151 million, or $0.47 per share, in 2001. Consistent with the recently issued accounting standard for goodwill, Exelon expects to discontinue amortization of goodwill, effective January 1, 2002. Goodwill will be reviewed for impairment and possible adjustment.

Merger-related synergies continue to be realized and Exelon expects to achieve its target of $148 million this year.

BUSINESS UNIT RESULTS
Performance of Exelon's business segments--Energy Delivery, Generation and Enterprises--is reported on the basis of earnings before interest and income taxes (EBIT). Exelon's EBIT for the third quarter of 2001 was $931 million compared to pro forma EBIT of $920 million in the third quarter of 2000.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO Energy and the natural gas distribution business of PECO Energy. Energy Delivery's EBIT of $704 million in the third quarter of 2001 compares to pro forma EBIT of $685 million in the prior-year period. The segment benefited from increased deliveries to residential customers during the quarter as a result of warmer summer weather compared to last year, but experienced declines in deliveries to large commercial and industrial customers as a result of a slowing economy.

Exelon Generation consists of Exelon's electric generation operations and power marketing and trading functions. Generation's third quarter 2001 EBIT was $278 million, compared to pro forma EBIT of $300 million last year. Generation experienced increased sales volumes and continued strong nuclear and fossil station performance, but overall margins were adversely affected by lower wholesale electricity market prices. Generation's third quarter 2001 EBIT includes a $14 million charge for litigation settlement costs.

Exelon Enterprises consists of competitive retail energy sales, energy and infrastructure services, communications and related investments. Enterprises' EBIT for the third quarter of 2001 was a loss of $44 million compared to third quarter 2000 pro forma loss of $67 million. The third quarter EBIT improvement reflects improved margins and a reduction of operating expenses at Exelon Energy. The third quarter 2001 results include the $36 million writedown of an investment in Corvis.

Conference call information:
Exelon has scheduled a Third Quarter Earnings Conference Call for 3 PM EDT (2 PM
CDT) on October 23. The call in number in the US is 877/780-2271; the international call in number is 973/872-3462. No password is required. Media representatives are invited to participate on a listen- only basis. The call will be audio web-cast and archived on Exelon's web site: www.exeloncorp.com. (Please choose the Investor Relations page.)

Telephone replays will be available after 4 PM on October 23 through October 31. The U.S. call-in number is 877/519-4471; the international call-in number is 973/341-3080. The confirmation code is 2894650.


This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those factors discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Outlook" in Exelon's 2000 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.



                                       ###

Exelon Corporation is one of the nation's largest electric utilities with approximately five million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately five million customers in Illinois and Pennsylvania and gas to 425,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services and energy services. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

EXELON CORPORATION
Unaudited Income Statement
(in millions, except per share data)

                                                               Three Months Ended                   Nine Months Ended
                                                                 September 30                         September 30
                                                          ---------------------------          ----------------------------

                                                             2001          2000 (1)                2001          2000 (1)
                                                          -----------     -----------          -------------    -----------
Operating Revenues                                           $ 4,285         $ 1,629               $ 11,759        $ 4,366

Operating Expenses
      Fuel and Purchased Power                               $ 1,731           $ 576                $ 4,271        $ 1,515
      Operating and Maintenance                               1,101              457                  3,293          1,304
      Depreciation and Amortization                               369             83                  1,109            244
      Taxes Other Than Income                                    172              67                    493            197
                                                          -----------     -----------          -------------    -----------

      Total Operating Expenses                               $ 3,373         $ 1,183                $ 9,166        $ 3,260
                                                          -----------     -----------          -------------    -----------

Operating Income                                               $ 912           $ 446                $ 2,593        $ 1,106

Other Income and Deductions
      Interest Expense & Preferred Dividends                    (295)           (118)                  (901)          (348)
      Other, net                                                  54              46                    180             78
      Income Taxes                                              (268)           (141)                  (767)          (316)

      Extraordinary Item, Net of Income Taxes                      -              (1)                     -             (4)

      Cumulative Effect of Change in Accounting
            Principle, Net of Income Taxes                         -               -                     12             24
                                                          -----------     -----------          -------------    -----------

Net Income                                                     $ 403           $ 232                $ 1,117          $ 540
                                                          ===========     ===========          =============    ===========


Average Common Shares Outstanding
      Basic:                                                     321             170                    320            175
      Diluted:                                                   323             172                    323            176

Earnings Per Common Share - Reported
      Basic:                                                  $ 1.26          $ 1.37                 $ 3.49         $ 3.09
                                                          ===========     ===========          =============    ===========
      Diluted:                                                $ 1.25          $ 1.35                 $ 3.46         $ 3.07
                                                          ===========     ===========          =============    ===========

Nonrecurring Items included in
   Diluted EPS - gains/(losses):
      Litigation reserves                                     $(0.03)            $ -                $ (0.03)           $ -
      Employee severance charge                                (0.06)              -                  (0.06)             -
      Gains and losses on investments                          (0.07)              -                  (0.02)             -
      Implementation of FAS 133                                    -               -                   0.04              -
      Settlement of Transition Bond swap                           -               -                   0.01              -
      Wholesale rate settlement                                    -               -                   0.01              -
      CTC prepayment                                               -               -                   0.02              -
      Cumulative effect of change in accounting
         method for nuclear outages                                -               -                      -           0.14
      Premiums paid to reacquire debt                              -           (0.01)                     -          (0.02)
      Merger costs                                                 -           (0.04)                     -          (0.12)
                                                          -----------     -----------          -------------    -----------

      Total Nonrecurring Items                                $(0.16)         $(0.05)               $ (0.03)           $ -
                                                          ===========     ===========          =============    ===========



Earnings Per Common Share - Proforma for
      merger as of 1/1/2000
      Diluted:                                                                $ 1.27                                $ 3.20
                                                                          ===========                           ===========

(1)  Restated to reflect change in accounting method for nuclear outage costs.

EXELON CORPORATION
Business Segment Results
(in millions)

                                                     Three Months Ended                               Nine Months Ended
                                                       September 30                                     September 30
                                            -------------------------------------------------------------------------------------
                                                                        Pro Forma                                     Pro Forma
                                              2001         2000 (1)      2000 (2)         2001          2000 (1)      2000 (2)
                                            ---------   ------------  ------------      ----------   ------------  -------------
Revenue
      Energy Delivery                        $ 2,970          $ 877       $ 2,808         $ 7,903        $ 2,496       $ 7,351
      Generation                               2,291            927         2,067           5,537          2,087         4,703
      Enterprises                                529            283           468           1,742            801         1,225
      Corporate/Intercompany Elimination      (1,505)          (458)       (1,498)         (3,423)        (1,018)       (3,246)
                                            ---------   ------------  ------------      ----------   ------------  ------------

      Total Exelon                           $ 4,285        $ 1,629       $ 3,845        $ 11,759        $ 4,366      $ 10,033
                                            =========   ============  ============      ==========   ============  ============

Earnings Before Interest and IncomeTaxes
      Energy Delivery                          $ 704          $ 260         $ 685         $ 2,091          $ 856       $ 1,957
      Generation                                 278            292           300             697            401           488
      Enterprises                                (44)           (55)          (67)            (80)           (86)         (110)
      Corporate/Intercompany Elimination          (7)           (15)            2             (19)           (23)           (7)
                                            ---------   ------------  ------------      ----------   ------------  ------------

      Total Exelon                             $ 931          $ 482         $ 920         $ 2,689        $ 1,148       $ 2,328
                                            =========   ============  ============      ==========   ============  ============



(1) Restated to reflect change in accounting method for nuclear outage costs.
(2) Pro forma 2000 data reflects operations as if the merger occurred on January 1, 2000.

EXELON
Retail Electric Sales Statistics
For the Three Months Ended September 30

                                                           ComEd                                          PECO
                                        -------------------------------------------      ---------------------------------------

MWH Deliveries                               2001            2000         % Change          2001          2000        % Change
                                        --------------   -------------   ----------      ------------  ------------ ------------

Residential                                 8,397,985       7,141,346        17.6%         3,164,661     3,011,238         5.1%

Small Commercial & Industrial               8,033,041       7,875,596         2.0%         2,089,306     1,955,308         6.9%

Large Commercial & Industrial               5,501,301       6,253,874       (12.0%)        4,083,355     4,154,974        (1.7%)

Public Authorities & Electric Railroads     2,346,693       2,301,035         2.0%           194,112       192,727         0.7%
                                        --------------   -------------                   ------------  ------------

Total Sales to Ultimate Customers          24,279,020      23,571,851         3.0%         9,531,434     9,314,247         2.3%
                                        ==============   =============                   ============  ============

Heating Degree Days                               133             121                             50            77
Cooling Degree Days                               615             551                            956           695




Revenue (in thousands)                       2001            2000         % Change          2001          2000        % Change
----------------------                  --------------   -------------   ----------      ------------  ------------ ------------

Residential                                 $ 816,048       $ 708,107        15.2%         $ 385,420      $367,017         5.0%

Small Commercial & Industrial                 617,599         609,551         1.3%           241,906       162,601        48.8%

Large Commercial & Industrial                 257,795         302,628       (14.8%)          288,793       204,390        41.3%

Public Authorities & Electric Railroads       133,576         130,687         2.2%            18,914        16,892        12.0%
                                        --------------   -------------                   ------------  ------------

Total Sales to Ultimate Customers          $1,825,018      $1,750,973         4.2%         $ 935,033      $750,900        24.5%
                                        ==============   =============                   ============  ============




Cents / kWh                                  2001            2000         % Change          2001          2000        % Change
-----------                             --------------   -------------   ----------      ------------  ------------ ------------

Residential                                   $ 0.097         $ 0.099        (2.0%)          $ 0.122       $ 0.122         0.0%

Small Commercial & Industrial                 $ 0.077         $ 0.077         0.0%           $ 0.116       $ 0.083        39.8%

Large Commercial & Industrial                 $ 0.047         $ 0.048        (2.1%)          $ 0.071       $ 0.049        44.9%

Public Authorities & Electric Railroad        $ 0.057         $ 0.057         0.0%           $ 0.097       $ 0.088        10.2%

Total Sales to Ultimate Customers             $ 0.075         $ 0.074         1.4%           $ 0.098       $ 0.081        21.0%


EXELON
Retail Electric Sales Statistics
For the Nine Months Ended September 30


                                            ComEd                                                        PECO
                                         ----------------------------------------------    -----------------------------------------

MWH Deliveries                              2001             2000           % Change         2001            2000          % Change
--------------                           --------------   --------------   ------------    -------------  --------------  ----------

Residential                                 19,936,277       18,204,564         9.5%        8,671,808       8,472,099       2.4%

Small Commercial & Industrial               22,439,309       21,782,688         3.0%        5,818,577       5,589,735       4.1%

Large Commercial & Industrial               16,429,691       18,254,430       (10.0%)      11,707,138      11,952,613      (2.1%)

Public Authorities & Electric Railroads      6,968,051        6,799,768         2.5%          575,011         591,402      (2.8%)
                                         --------------   --------------                 -------------  --------------

Total Sales to Ultimate Customers           65,773,328       65,041,450         1.1%       26,772,534      26,605,849       0.6%
                                         ==============   ==============                 =============  ==============

Heating Degree Days                              4,081            3,610                         2,982           2,888
Cooling Degree Days                                848              748                         1,366           1,038




Revenue (in thousands)                      2001             2000           % Change         2001            2000          % Change
----------------------                   --------------   --------------   ------------    -------------  --------------  ----------

Residential                                $ 1,851,856       $1,724,095         7.4%        $ 990,910       $ 955,680        3.7%

Small Commercial & Industrial                1,613,971        1,597,885         1.0%          573,534         443,860       29.2%

Large Commercial & Industrial                  732,175          848,786       (13.7%)         750,079         524,696       43.0%

Public Authorities & Electric Railroads        382,235          372,143         2.7%           54,142          41,211       31.4%
                                         --------------   --------------                 -------------  --------------

Total Sales to Ultimate Customers          $ 4,580,237       $4,542,909         0.8%      $ 2,368,665     $ 1,965,447       20.5%
                                         ==============   ==============                 =============  ==============




Cents / kWh                                 2001             2000           % Change         2001            2000          % Change
-----------                              -------------    -------------   ------------     ------------   --------------  ----------

Residential                                    $ 0.093          $ 0.095        (2.1%)         $ 0.114         $ 0.113        0.9%

Small Commercial & Industrial                  $ 0.072          $ 0.073        (1.4%)         $ 0.099         $ 0.079       25.3%

Large Commercial & Industrial                  $ 0.045          $ 0.046        (2.2%)         $ 0.064         $ 0.044       45.5%

Public Authorities & Electric Railroad         $ 0.055          $ 0.055         0.0%          $ 0.094         $ 0.070       34.3%

Total Sales to Ultimate Customers              $ 0.070          $ 0.070         0.0%          $ 0.088         $ 0.074       18.9%



                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               Exelon Corporation
                               Commonwealth Edison Company
                               PECO Energy Company


                               /S/  Ruth Ann M. Gillis
                               -----------------------------------
                               Ruth Ann M. Gillis
                               Senior Vice President and Chief Financial Officer Exelon Corporation


October 23, 2001